    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1997.


                                                               FILE NO. 811-2611
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 18                                           [X]


                   VAN KAMPEN AMERICAN CAPITAL EXCHANGE FUND
                        A CALIFORNIA LIMITED PARTNERSHIP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN THE AGREEMENT OF LIMITED PARTNERSHIP)



                              2800 POST OAK BLVD.


                              HOUSTON, TEXAS 77056

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (713) 993-0500



                             RONALD A. NYBERG, ESQ.


            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                       VAN KAMPEN AMERICAN CAPITAL, INC.
                               ONE PARKVIEW PLAZA
                        OAKBROOK TERRACE, ILLINOIS 60181
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------


                                    Copy to:



                              JOHN A. DUDLEY, ESQ.

                            SULLIVAN & WORCESTER LLP
                            1025 CONNECTICUT AVENUE
                             WASHINGTON, D.C. 20036
                                 (202) 775-8190

================================================================================

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS


Items 1, 2, 3 and 5A of Part A are omitted pursuant to Item F.4. of the general instructions to Form N-1A.



     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Registrant that a prospective investor should know before investing in shares of the Registrant. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 421-5666 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).



     This Prospectus is dated April 22, 1997.


ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

        (a)  (i)   Van Kampen American Capital Exchange Fund (a California
                   Limited Partnership), formerly known as American Capital
                   Exchange Fund ("Registrant"), is an open-end diversified management investment company, registered under the Investment Company Act of 1940 (the "1940 Act") and formed on
                   December 4, 1975 under the Uniform Limited Partnership Act of
                   California. Registrant commenced business as an investment company on December 13, 1976 under the name American General
                   Exchange Fund.


            (ii) The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Registrant attempts to achieve these objectives by investing in common stocks or convertible securities. Registrant may, however, for defensive purposes, temporarily own other types of securities, including investment grade bonds, preferred stocks and money market obligations such as government securities, certificates of deposit and commercial paper. The foregoing policies may not be changed without approval of a majority of the Registrant's outstanding voting securities. Registrant's temporary investments will consist of U.S. Treasury Bills and U.S. Treasury Bonds, both issued by and supported by the full faith and credit of the United States Government, and commercial paper rated P-1, if by Moody's Investors Service, Inc., or A-1 if by Standard & Poor's Ratings Group and repurchase agreements with domestic banks and broker-dealers.



        (b)  INAPPLICABLE.


        (c) If Registrant were unable to pay its liabilities, partners receiving distributions could be liable to creditors of Registrant to the extent of such distributions, plus interest.

ITEM 5.  MANAGEMENT OF THE FUND


        (a) The business and affairs of the Registrant are managed under the direction of the Board of Managing General Partners of the Registrant. Subject to the Partners' authority, the Adviser determines the investment of Registrant's assets, provides administrative services and manages Registrant's business and affairs.



        (b) Van Kampen American Capital Asset Management, Inc. (the "Adviser"), One Parkview Plaza, Oakbrook Terrace, Illinois 60181, serves as investment adviser to Registrant.



            The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and more than $57 billion under management or supervision. Van Kampen American Capital's more than 40 open-end and 38 closed-end funds and more than 2,500 unit investment trusts are professionally distributed by leading financial advisers nationwide.



            Van Kampen American Capital is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly-owned subsidiary of Morgan Stanley Group Inc.



            Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.



            On February 5, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. announced that they had entered into an Agreement and Plan of Merger to form a new company to be named Morgan Stanley, Dean Witter, Discover & Co. Subject to certain conditions being met, it is currently anticipated that the transaction will close in mid-1997. Thereafter, Van Kampen American Capital Asset Management, Inc. will be an indirect subsidiary of Morgan Stanley, Dean Witter, Discover & Co.



            Dean Witter, Discover & Co. is a financial services company with three major businesses: full service brokerage, credit services and asset management of more than $100 billion in customer accounts.



            The Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Registrant (the "Advisory Agreement"), the Registrant pays the Adviser a fee monthly calculated at the annual rate of 0.50% of average daily net assets of the Registrant. Under the Advisory Agreement, Registrant also reimburses the Adviser for the cost of the Registrant's accounting services, which include maintaining its financial books and records and calculating its daily net asset value.



        (c) Mr. Stephen Boyd is primarily responsible for the day-to-day management of the Registrant's portfolio. Mr. Boyd has been manager of the Registrant's portfolio since 1991. Mr. Boyd is a Senior Vice President of the Adviser. Since June 1995, Mr. Boyd has been a Senior Vice President of Van Kampen American Capital Investment Advisory Corp.



        (d)  INAPPLICABLE.



        (e) ACCESS Investor Services, Inc. ("ACCESS"), P.O. Box 418256, Kansas City, Missouri 64141-9256, serves as shareholder service agent for the Fund. ACCESS, a wholly-owned subsidiary of Van Kampen American Capital, provides these services at cost plus a profit.



        (f) For the last fiscal year, advisory fees plus the cost of accounting services paid by the Registrant equaled 0.50% of the Registrant's average net assets. Operating expenses paid by the Registrant include partner service agency fees, custodial fees, legal and accounting fees, the costs of reports and proxies to partners, managing general partners' fees, and all other business expenses not specifically assumed by the Adviser. For the same period, the Registrant's other operating expenses were 0.43% of average net assets.


        (g) The Adviser places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by firms through which the Registrant effects its securities transactions may be used by the Adviser in servicing all of its accounts; not all such services may be used by the Adviser in connection with the Registrant. In the opinion of the Adviser, the benefits from research services to each of the accounts (including the Registrant) managed by the Adviser cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. In the opinion of the Adviser, however, such costs to the Registrant will not be disproportionate to the benefits received by the Registrant on a continuing basis.

            The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Registrant and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Registrant. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of the portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of the investment commitments generally held, and the opinions of the persons responsible for recommending the investment.


ITEM 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.



              INAPPLICABLE.


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

        (a) Registrant has outstanding units of partnership interest ("shares") with equal rights to participate in distributions made by Registrant and equal rights to Registrant's assets. Each share is entitled to one vote and there is no cumulative voting. Shares may be redeemed at any time at net asset value with no charge.


        (b)  INAPPLICABLE.



        (c)  INAPPLICABLE.



        (d)  INAPPLICABLE.



        (e) Inquiries regarding Registrant or its shares should be made to the Registrant's Secretary, Ronald A. Nyberg, at One Parkview Plaza, Oakbrook Terrace, IL 60181.


        (f) The Registrant makes quarterly distributions of net investment income, exclusive of capital gains, to the partners. The Managing General Partners determine each year whether and to what extent any realized capital gains are to be distributed and such distributions, if any, will be made annually. Distributions, when made, are made equally among the outstanding shares held by partners. Dividends and capital gains distributions are automatically applied to purchase additional shares of the Registrant at the next determined net asset value unless the shareholder instructs otherwise.


        (g) The Registrant is classified as a partnership for federal income tax purposes. Each partner is required to report on their personal federal income tax return their share of Registrant's income, gains, losses, deductions or credits for the taxable year of the Registrant ending within or with their taxable year, regardless of whether cash or other properties are distributed. For federal income tax purposes, capital gain or loss is allocated equally among shares outstanding on the day recognized, and all other items of Registrant's income, gain, loss, deduction and credit during a year is allocated to each partner in the proportion which the total number of shares such partner held on each day during the year bears to the total of the outstanding shares of the Registrant on each day during the year.



            The tax basis to each partner of their shares in Registrant is determined by reference to the basis of the securities and any money that they contributed to the Registrant in exchange for their shares increased by their share of the Registrant's taxable income and decreased (but not below zero) principally by the Registrant's distributions and their share of the Registrant's net losses. If cash distributed exceeds basis, the excess will be taxable as gain from the sale of a capital asset. The Registrant's tax basis in the securities contributed by the partners is the same as that of the partners contributing such securities.



            Redemptions for cash will generally be taxable as capital gains to the extent that such cash exceeds a partner's adjusted basis in his total shares of the Registrant. The receipt of securities on redemption is not a taxable event to the partner or to the Registrant. The partner's basis in securities received on redemption will be the same as the Registrant's. Net long-term capital gains realized by the Registrant will be taxable to the partners at the current capital gain rates.



        (h)  INAPPLICABLE.


ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED


        INAPPLICABLE.


ITEM 8.  REDEMPTION OR REPURCHASES

        (a) Partners may redeem shares at any time without charge at the next determined net asset value by submitting a written request in proper form to ACCESS at P.O. Box 418256, Kansas City, Missouri 64141-9256.

            The net asset value of shares redeemed (other than redemptions under a systematic withdrawal plan) may be paid in cash or securities, at the option of Registrant, and will ordinarily be paid in whole or in part in securities. Registrant's valuation will determine the quantity of securities tendered. Registrant will select securities for tender in redemptions based on tax or investment considerations.

            Registrant will determine its per share net asset value as of the close of each business day on the New York Stock Exchange. Registrant's net assets equal the value of its portfolio securities, plus all cash and other assets (including dividends and interest accrued but not collected) less all liabilities (including accrued expenses but excluding partner capital contributions). Registrant's portfolio securities are valued at the last sales price on the exchange where principally traded, or, if no sale occurred on that day, at the mean between the closing bid and asked prices; securities not so traded are valued in like manner, if market quotations are available, or at the mean between the highest bid and the lowest asked prices if there is no last sales price or closing bid and asked prices. The value of any other securities and assets is the fair value as determined in good faith by the Managing General Partners.


            Payment for shares redeemed will be made within seven days after acceptance by ACCESS of the request and any other necessary documents in proper order. Redemptions are not made on days during which the New York Stock Exchange is closed. The right of redemption may be suspended and the payment therefore may be postponed for more than seven days during any period when (a) the New York Stock Exchange is closed for other than customary weekends or holidays;
            (b) trading on the New York Stock Exchange is restricted; (c) an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of its net assets; or (d) the SEC, by order, so permits.



        (b) While there is no charge when shares are redeemed or repurchased through the Registrant or through Van Kampen American Capital Distributors, Inc., an affiliate of the Adviser, dealers may make a charge for effecting a repurchase.



        (c)  INAPPLICABLE.



        (d) Payment for shares redeemed may be postponed or the right of redemption suspended as provided by the rules of the SEC.

ITEM 9.  PENDING LEGAL PROCEEDINGS


        INAPPLICABLE.

                                     PART B


         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10.  COVER PAGE


     Van Kampen American Capital Exchange Fund (a California Limited Partnership) is a diversified open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act") and formed on December 4, 1975 under the Uniform Limited Partnership Act of California. Registrant commenced business as an investment company on December 13, 1976 under the name American General Exchange Fund.



     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Registrant's prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Registrant. Investors should obtain and read the Prospectus prior to purchasing shares of the Registrant. A Prospectus may be obtained without charge by writing or calling Van Kampen American Capital Distributors, Inc. at One Parkview Plaza, Oakbrook Terrace, Illinois 60181 at
(800) 421-5666.



     This Statement of Additional Information is dated April 22, 1997.



     The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Registrant attempts to achieve these objectives by investing in common stocks or convertible securities. Registrant may, however, for defensive purposes, temporarily own other types of securities, including investment grade bonds, preferred stocks and money market obligations such as government securities, certificates of deposit and commercial paper. The foregoing policies may not be changed without approval of a majority of the Registrant's outstanding voting securities. Registrant's temporary investments will consist of U.S. Treasury Bills and U.S. Treasury Bonds, both issued by and supported by full faith and credit of the United States Government, and commercial paper rated P-1, if by Moody's Investors Service, Inc., or A-1 if by Standard & Poor's Ratings Group and repurchase agreements with domestic banks and broker-dealers.


ITEM 11.  TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
          General Information and History.............................    B-1
          Investment Objectives and Policies..........................    B-2
          Management of the Fund......................................    B-3
          Control Persons and Principal Holders of Securities.........    B-8
          Investment Advisory and Other Services......................    B-9
          Brokerage Allocation and Other Practices....................    B-11
          Capital Stock and Other Securities..........................    B-12
          Purchase, Redemption and Pricing of Securities Being
          Offered.....................................................    B-12
          Tax Status..................................................    B-12
          Underwriters................................................    B-12
          Calculation of Performance Data.............................    B-12
          Report of Independent Accountants...........................    B-13
          Financial Statements........................................    B-14
          Notes to Financial Statements...............................    B-20


ITEM 12.  GENERAL INFORMATION AND HISTORY


     The name of the Registrant was changed from American Capital Exchange Fund to Van Kampen American Capital Exchange Fund (a California Limited Partnership) on April 26, 1996.

     The Registrant and Van Kampen American Capital Asset Management, Inc., (the "Adviser") have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Registrant and the Adviser and its employees. The Codes permit directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to preclearance and other procedures designed to prevent conflicts of interest.


ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES

        (a) In seeking to attain its investment objective of long-term growth of capital, and, secondarily, production of income, Registrant will acquire securities for long-term appreciation and does not intend to engage to any significant degree in short-term trading. Capital gains taxes will be considered in determining the sale of portfolio securities. However, sales will be effected whenever believed to be in the best interests of the Partners, even though capital gains may be recognized thereby.


     Registrant has no present intention of investing in corporate bonds, preferred stocks or certificates of deposit in an amount in excess of 5% of the value of its net assets.



        (b) Registrant has adopted certain investment restrictions which may be altered or rescinded only with the approval by the vote of a majority of its outstanding voting shares, which is defined by the Investment Company Act of 1940, as amended (the "1940 Act"), as the lesser of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. Registrant may not:


            (1) Purchase securities on margin or make short sales.

            (2) Purchase or write any options, puts, calls, straddles, spreads or combinations thereof.


            (3) Borrow money, except from banks for a purpose other than the purchase of securities, such borrowing not to exceed 5% of the Registrant's total assets at market value at the time of borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets at market value at the time of pledging may be used as security for such borrowings.


            (4) Engage in the underwriting of securities or invest in securities subject to restrictions on resale.

            (5) Invest more than 25% of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.

            (6) Invest in real estate (including interests in real estate investment trusts) or invest in oil, gas or mineral exploration or development programs, except in publicly traded securities of issuers which engage in such business.

            (7) Buy or sell commodities or commodity contracts.

            (8) Make loans of money or securities to other persons provided that this limitation shall not prevent the purchase of a portion of an issue of bonds, notes, debentures or other debt securities which are publicly distributed or of a type customarily purchased by institutional investors.


            (9) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government or any instrumentalities thereof).



           (10) Purchase securities if such purchase would result in the Registrant owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

           (11) Invest in securities of companies which have a record, together with their predecessors, of less than three years of continuous operation.

           (12) Purchase securities issued by any other investment company or investment trust.


           (13) Purchase or hold securities of any company if any of its General Partners, or officers or directors of Registrant's investment adviser, who beneficially own more than 0.50% of the securities of that company together own beneficially more than 5% of the securities of such company.


           (14) Invest in companies for the purpose of exercising control or management. (Registrant's officers may be authorized to vote proxies issued with respect to its portfolio securities consistently with its investment objectives).

           (15) Invest in or hold warrants unless received with respect to securities held by Registrant.

           (16) Invest in foreign securities unless listed at the time of purchase on the New York Stock Exchange.


           (17) Invest more than 5% of its total assets at market value at the time of purchase in equity securities which are not readily marketable.


     Registrant does not issue senior securities.


        (c) INAPPLICABLE.



        (d) The Registrant's portfolio had no turnover during the fiscal year ended December 31, 1996.


ITEM 14.  MANAGEMENT OF THE FUND


     (a) The Managing General Partners and executive officers and their principal occupations for the past five years are listed below.



     For purposes hereof, the term "Van Kampen American Capital Funds" includes each of the open-end investment companies advised by the Adviser (excluding the Registrant) and each of the open-end investment companies advised by Van Kampen American Capital Investment Advisory Corp. (the "VK Adviser").



                                           TRUSTEES
             NAME AND                   POSITION HELD                  PRINCIPAL OCCUPATIONS
             ADDRESS                   WITH REGISTRANT                  DURING PAST 5 YEARS
             --------                  ---------------                 ---------------------
Donald M. Carlton, PH.D.            Managing General        President and Chief Executive of Radian
  Radian International, LLC         Partner                 International L.L.C. (chemical engineering).
  8501 N. Mopac Blvd.                                       Director of National Instruments Corp. and
  Bldg. #6                                                  Central and Southwest Corporation. Formerly
  Austin TX 78759                                           Director of The Hartford Steam Boiler
  Date of Birth: 07/20/37                                   Inspection and Insurance Company
                                                            (insurance/engineering services).(1)
Stephen R. Gross                    Managing General        Managing Partner of Gross, Collins & Cress,
  Gross, Collins & Cress, P.C.      Partner                 P.C. (accounting firm). Director, Charter
  2625 Cumberland Parkway                                   Bank & Trust, Marietta, Georgia.(1)
  Suite 400
  Atlanta, GA 30339
  Date of Birth: 10/08/47

                                           TRUSTEES
             NAME AND                   POSITION HELD                  PRINCIPAL OCCUPATIONS
             ADDRESS                   WITH REGISTRANT                  DURING PAST 5 YEARS
             --------                  ---------------                 ---------------------
Don G. Powell*                      Managing General        President, Chief Executive Officer and a
  Van Kampen                        Partner, Chief          Director of VK/AC Holding, Inc. ("Holding")
  American Capital, Inc.            Executive Officer and   and Van Kampen American Capital,
  2800 Post Oak Blvd.,              Chairman of the Board   Inc.("VKAC"). Chairman, Chief Executive
  45th Flr.                                                 Officer and a Director of Van Kampen
  Houston, TX 77056                                         American Capital Distributors, Inc. (the
  Date of Birth: 10/19/39                                   "Distributor"), the Adviser, the VK Adviser,
                                                            Van Kampen American Capital Management, Inc.
                                                            and Van Kampen American Capital Advisors,
                                                            Inc. Chairman, President and a Director of
                                                            Van Kampen American Capital Exchange
                                                            Corporation, American Capital Contractual
                                                            Services, Inc. and American Capital
                                                            Shareholders Corporation. Chairman and a
                                                            Director of ACCESS Investor Services, Inc.
                                                            ("ACCESS"), Van Kampen Merritt Equity
                                                            Advisors Corp., Van Kampen Merritt Equity
                                                            Holdings Corp., and VCJ Inc., McCarthy,
                                                            Crisanti & Maffei, Inc., McCarthy, Crisanti
                                                            & Maffei Acquisition and Van Kampen American
                                                            Capital Trust Company. Chairman, President
                                                            and a Director of Van Kampen American
                                                            Capital Services, Inc. Formerly President,
                                                            Chief Executive Officer and a Trustee of
                                                            each of the Van Kampen American Capital
                                                            funds advised by the Adviser and the VK
                                                            Adviser. Director, Trustee or Managing
                                                            General Partner of other open-end investment
                                                            companies and closed-end investment
                                                            companies advised by the Adviser. Chairman
                                                            of the Board of the closed-end investment
                                                            companies advised by the VK Adviser.
Alan B. Shepard, Jr.                Managing General        President, Seven Fourteen Enterprises, Inc.
  Seven Fourteen Enterprises        Partner                 (investments). Partner, Houston Partners
  1512 Bonifacio Rd.                                        (venture capital). Director and Vice
  P.O. Box 63                                               Chairman, Kwik-Copy Corporation (printing).
  Pebble Beach, CA                                          Director, Allied Waste Industries (waste
  93953-0063                                                treatment).(1)
  Date of Birth: 11/18/23


---------------


(1) A trustee of Van Kampen American Capital Bond Fund, Van Kampen American Capital Convertible Securities Fund and Van Kampen American Capital Income Trust, investment companies advised by the Adviser and trustee of Common Sense Trust, an open-end investment company of which the Adviser serves as adviser for seven of the series.



(*) Mr. Powell is an "interested person" (within the meaning of Section 2(a)(19) of 1940 Act) of the Adviser and the Registrant by reason of his position with the Adviser.



                                    OFFICERS



     The address for Curtis W. Morell, Alan T. Sachtleben, Paul R. Wolkenberg, Tanya M. Loden, Huey P. Falgout, Jr. and Robert Sullivan is 2800 Post Oak Blvd., Houston, TX 77056. The address for Dennis J. McDonnell, Peter W. Hegel, Ronald
A. Nyberg, Edward C. Wood III, John L. Sullivan, Nicholas Dalmaso,

Scott E. Martin, Weston B. Wetherell and Steven M. Hill is One Parkview Plaza, Oakbrook Terrace, IL 60181.



                            POSITIONS AND OFFICES               PRINCIPAL OCCUPATIONS
      NAME AND AGE           WITH THE REGISTRANT                 DURING PAST 5 YEARS
      ------------          ---------------------               ---------------------

Nicholas Dalmaso........  Legal Officer and          Assistant Vice President and Senior
  Date of Birth:          Assistant Secretary        Attorney of Van Kampen American Capital.
03/01/65                                             Assistant Vice President and Assistant
                                                     Secretary of the Distributor, the VK
                                                     Adviser, the Adviser and Van Kampen
                                                     American Capital Management, Inc. Assistant
                                                     Vice President of Van Kampen American
                                                     Capital Advisors, Inc. Assistant Secretary
                                                     of each of the Van Kampen American Capital
                                                     Funds and other investment companies
                                                     advised by the VK Adviser and the Adviser.
                                                     Prior to May 1992, attorney for Cantwell &
                                                     Cantwell, a Chicago law firm.

Huey P. Falgout, Jr.....  Legal Officer and          Assistant Vice President and Senior
  Date of Birth:          Assistant Secretary        Attorney of VKAC. Assistant Vice President
11/15/63                                             and Assistant Secretary of the Distributor,
                                                     the Adviser, the VK Adviser, Van Kampen
                                                     American Capital Management, Inc., Van
                                                     Kampen American Capital Advisors, Inc.,
                                                     American Capital Contractual Services,
                                                     Inc., Van Kampen American Capital Exchange
                                                     Corporation and ACCESS. Assistant Secretary
                                                     of each of the Van Kampen American Capital
                                                     Funds.

Peter W. Hegel..........  Vice President             Executive Vice President of the VK Adviser,
  Date of Birth:                                     the Adviser, Van Kampen American Capital
06/25/56                                             Management, Inc. and Van Kampen American
                                                     Capital Advisors, Inc. Prior to September
                                                     1996, Director of McCarthy, Crisanti &
                                                     Maffei, Inc. Prior to July 1996, Director
                                                     of VSM Inc. Vice President of each of the
                                                     Van Kampen American Capital Funds and other
                                                     investment companies advised by the VK
                                                     Adviser and the AC Adviser.

Steven M. Hill..........  Assistant Treasurer        Assistant Vice President of the Adviser and
  Date of Birth:                                     VK Adviser. Assistant Treasurer of each of
10/16/64                                             the Van Kampen American Capital Funds.
                                                     Assistant Treasurer of the closed-end funds
                                                     advised by the VK Adviser.

Tanya M. Loden..........  Financial Officer          Controller of most of the investment
  Date of Birth:                                     companies advised by the Adviser, formerly
11/19/59                                             Tax Manager/Assistant Controller.

                            POSITIONS AND OFFICES               PRINCIPAL OCCUPATIONS
      NAME AND AGE           WITH THE REGISTRANT                 DURING PAST 5 YEARS
      ------------          ---------------------               ---------------------

Scott E. Martin.........  Legal Officer and          Senior Vice President, Deputy General
  Date of Birth:          Assistant Secretary        Counsel and Assistant Secretary of Van
08/20/56                                             Kampen American Capital and VK/AC Holding,
                                                     Inc. Senior Vice President, Deputy General
                                                     Counsel and Secretary of the VK Adviser,
                                                     the Adviser, the Distributor, Van Kampen
                                                     American Capital Management, Inc., Van
                                                     Kampen American Capital Advisors, Inc.,
                                                     American Capital Contractual Services,
                                                     Inc., Van Kampen American Capital Exchange
                                                     Corporation, Van Kampen American Capital
                                                     Services, Inc., ACCESS, Van Kampen Merritt
                                                     Equity Advisors Corp. and Van Kampen
                                                     Merritt Equity Holdings Corp. Prior to
                                                     September 1996, Deputy General Counsel and
                                                     Secretary of McCarthy, Crisanti & Maffei,
                                                     Inc. Prior to July 1996, Senior Vice
                                                     President, Deputy General Counsel and
                                                     Secretary of VSM Inc. and VCJ Inc.
                                                     Assistant Secretary of each of the Van
                                                     Kampen American Capital Funds and other
                                                     investment companies advised by the VK
                                                     Adviser and the Adviser.

Dennis J. McDonnell.....  Executive Vice President   President, Chief Operating Officer and a
  Date of Birth:                                     Director of the Adviser, the VK Adviser and
05/20/42                                             Van Kampen American Capital Management,
                                                     Inc. Executive Vice President and a
                                                     Director of VK/AC Holding, Inc. and VKAC.
                                                     Chief Executive Officer of McCarthy,
                                                     Crisanti & Maffei, Inc. Chairman and a
                                                     Director of MCM Asia Pacific Company, Ltd.
                                                     Executive Vice President and a Trustee of
                                                     each of the Van Kampen American Capital
                                                     Funds. President of the closed-end
                                                     investment companies advised by the VK
                                                     Adviser. Prior to December, 1991, Senior
                                                     Vice President of Van Kampen Merritt Inc.

Curtis W. Morell........  Vice President and Chief   Vice President and Chief Accounting Officer
  Date of Birth:          Accounting Officer         of most of the investment companies advised
08/04/46                                             by the Adviser.

                            POSITIONS AND OFFICES               PRINCIPAL OCCUPATIONS
      NAME AND AGE           WITH THE REGISTRANT                 DURING PAST 5 YEARS
      ------------          ---------------------               ---------------------

Ronald A. Nyberg........  Vice President, Principal  Executive Vice President, General Counsel
  Date of Birth:          Legal Officer and          and Secretary of Van Kampen American
07/29/53                  Secretary                  Capital and VK/AC Holding, Inc. Executive
                                                     Vice President, General Counsel and a
                                                     Director of the Distributor, Executive Vice
                                                     President and General Counsel of the
                                                     Adviser and the VK Adviser, Van Kampen
                                                     American Capital Management, Inc., VSU Inc.
                                                     VCJ, Inc., Van Kampen Merritt Equity
                                                     Advisors Corp., and Van Kampen Merritt
                                                     Equity Holdings Corp. Executive Vice
                                                     President, General Counsel and Assistant
                                                     Secretary of Van Kampen American Capital
                                                     Advisors, Inc., American Capital
                                                     Contractual Services, Inc., Van Kampen
                                                     American Capital Exchange Corporation,
                                                     ACCESS, American Capital Shareholders
                                                     Corporation, and Van Kampen American
                                                     Capital Trust Company. General Counsel of
                                                     McCarthy, Crisanti & Maffei, Inc. and
                                                     McCarthy, Crisanti & Maffei Acquisition
                                                     Corp. Vice President and Secretary of each
                                                     of the Van Kampen American Capital Funds.
                                                     Secretary of the closed-end funds advised
                                                     by the VK Adviser. Director of ICI Mutual
                                                     Insurance Co., a provider of insurance to
                                                     members of the Investment Company
                                                     Institute.

Alan T. Sachtleben......  Chief Investment Officer   Executive Vice President and a Director of
  Date of Birth:                                     the Adviser. Executive Vice President of
04/20/42                                             the VK Adviser. Vice President of each of
                                                     the Van Kampen American Capital Funds.

John L. Sullivan........  Treasurer                  First Vice President of the Adviser and the
  Date of Birth:                                     VK Adviser. Treasurer of each of the Van
08/20/55                                             Kampen American Capital Funds. Controller
                                                     of the closed-end funds advised by the VK
                                                     Adviser. Formerly Controller of open-end
                                                     funds advised by VK Adviser.

M. Robert Sullivan......  Assistant Controller       Assistant Vice President of the Adviser and
  Date of Birth:                                     the VK Adviser. Assistant Controller of
03/30/53                                             each of the Van Kampen American Capital
                                                     Funds and other investment companies
                                                     advised by the Adviser and the VK Adviser.

Weston B. Wetherell.....  Legal Officer and          Vice President, Associate General Counsel
  Date of Birth:          Assistant Secretary        and Assistant Secretary of Van Kampen
06/15/56                                             American Capital, the VK Adviser, the
                                                     Adviser, the Distributor, Van Kampen
                                                     American Capital Management, Inc. and Van
                                                     Kampen American Capital Advisors, Inc.
                                                     Assistant Secretary of each of the Van
                                                     Kampen American Capital Funds and other
                                                     investment companies advised by the VK
                                                     Adviser and the Adviser.

                            POSITIONS AND OFFICES               PRINCIPAL OCCUPATIONS
      NAME AND AGE           WITH THE REGISTRANT                 DURING PAST 5 YEARS
      ------------          ---------------------               ---------------------

Paul R. Wolkenberg......  Vice President             Executive Vice President of the Adviser.
  Date of Birth:                                     President, Chief Executive Officer and a
11/10/44                                             Director of Van Kampen American Capital
                                                     Trust Company and ACCESS. Vice President of
                                                     each of the Van Kampen American Capital
                                                     Funds.

Edward C. Wood III......  Vice President and Chief   Senior Vice President of the VK Adviser.
  Date of Birth:          Financial Officer          Vice President and Chief Financial Officer
01/11/56                                             of each of the Van Kampen American Capital
                                                     Funds. Vice President, Treasurer and Chief
                                                     Financial Officer of the closed-end funds
                                                     advised by the VK Adviser.


        (b) See Item 14(a).


        (c) During the last fiscal year the four Managing General Partners who were not affiliated with the Adviser received as a group $33,500 in Managing General Partner's fees plus expenses from Registrant. Such Managing General Partners also received compensation for serving as directors of other investment companies advised by the Adviser as identified in the notes to the foregoing table.


                               COMPENSATION TABLE


                                                                    PENSION OR       TOTAL(2)
                                                                    RETIREMENT     COMPENSATION
                                                     AGGREGATE       BENEFITS     FROM REGISTRANT
                                                    COMPENSATION    ACCRUED AS       AND FUND
                                                        FROM       PART OF FUND    COMPLEX PAID
                  NAME OF PERSON                     REGISTRANT    EXPENSES(1)     TO DIRECTORS
                  --------------                    ------------   ------------   ---------------
Dr. Donald M. Carlton(3)..........................     $2,000         $9,000          $46,750
Stephen R. Gross(3)...............................      2,000         9,000            52,750
Dr. Norman Hackerman(4)...........................      6,000         6,750            13,500
Dr. F. Robert Paulsen(5)..........................      9,500         9,000            59,750
Alan B. Shepard, Jr. .............................      8,250         9,000            47,750
Miller Upton(4)...................................      6,500         6,750            13,500


---------------


(1) The Managing General Partners of the Registrant instituted a Retirement Plan effective April 26, 1996. For the current Managing General Partners not affiliated with the Adviser, the annual retirement benefit payable per year for a ten year period is based upon the highest total annual compensation received in any of the three calendar years preceding retirement. Managing General Partners with more than five but less than ten years of service at retirement will receive a prorated reduced benefit.



(2) Reflects eleven investment companies in the fund complex. Amounts reflected are for the calendar year ended December 31, 1996.



(3) Messrs. Carlton and Gross were elected as Managing General Partners on April 26, 1996.



(4) Messrs. Hackerman and Upton have retired as Managing General Partners as of April 26, 1996.



(5) Mr. Paulsen retired as a Managing General Partner as of April 10, 1997.



Sullivan & Worcester LLP serves as legal counsel to the Registrant.


ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


        (a)  INAPPLICABLE.

        (b) At April 4, 1997, 15.01% of the Registrant's outstanding shares was held by Comerica Bank of Detroit and Edward Mardigian, P.O. Box 75000, Detroit, Michigan 48275-0001, as Trustees under a revocable trust established by and for the benefit of Helen Mardigian, address c/o the Trustees.



        (c) At April 4, 1997, all Managing General Partners and officers as a group owned less than 1% of Registrant's outstanding voting securities.


ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES


        (a)  (i)   The Adviser and ACCESS, the Registrant's shareholder service agent, are wholly-owned subsidiaries of VKAC, which is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding,
                   Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc.
                   which, in turn, is a wholly-owned subsidiary of Morgan
                   Stanley Group Inc. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.



                 Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.



                 On February 5, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. announced that they had entered into an Agreement and Plan of Merger to form a new company to be named Morgan Stanley, Dean Witter, Discover & Co. Subject to certain conditions being met, it is currently anticipated that the transaction will close in mid-1997. Thereafter, Van Kampen American Capital Asset Management, Inc. will be an indirect subsidiary of Morgan Stanley, Dean Witter, Discover & Co.



                 Dean Witter, Discover & Co. is a financial services company with three major businesses: full service brokerage, credit services and asset management of more than $100 billion in customer accounts.



            (ii)  See Item 14(a).



            (iii) Registrant and the Adviser are parties to an investment advisory agreement (the "Agreement"). Under the Advisory Agreement, Registrant pays to the Adviser as compensation for the services rendered, facilities furnished, and expenses paid by it a fee payable monthly computed on average daily net assets of Registrant at annual rate of 0.50%. The Adviser received $187,807, $221,917 and $264,323, in advisory fees from the Registrant during the fiscal years ended December 31, 1994, 1995 and 1996, respectively.


                 The average net asset value is determined by taking the average of all of the determinations of net asset value for each business day during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month. The fee payable to the Adviser is reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the Adviser or any other direct or indirect majority owned subsidiary of VKAC, in connection with the purchase and sale of portfolio investments of the Registrant, less any direct expenses incurred by such subsidiary of VKAC in connection with obtaining such payments. The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Registrant's benefit, and to advise the Managing General Partners of Registrant of any other commissions, fees, brokerage or similar payments which may be possible under applicable laws for the Adviser or any other direct or indirect majority owned subsidiary of VKAC to receive in connection with Registrant's portfolio transactions or other arrangements which may benefit Registrant.

                 The agreement also provides that, in the event the ordinary business expenses of Registrant for any fiscal year exceed
                 1 1/2% of the first $30 million of the Registrant's average net assets, plus one percent of any excess over $30 million, the compensation due the Adviser will be reduced by the amount of such excess and that, if a reduction in and refund of the advisory fee is insufficient, the Adviser will pay the Registrant monthly an amount sufficient to make up the deficiency, subject to readjustment during the year. Ordinary business expenses do not include (1) interest and taxes, (2) brokerage commissions and (3) certain litigation and indemnification expenses as described in the Advisory Agreement.

                 The Advisory Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Registrant's Managing General Partners or (ii) by vote of a majority of the Registrant's outstanding voting securities and
                 (b) by the affirmative vote of a majority of the Managing General Partners who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Advisory Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 30 days written notice.

        (b) Under the Agreement, Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical, and financial data and for formulating and implementing investment programs in furtherance of Registrant's investment objectives. The Adviser also furnishes at no cost to Registrant (except as noted herein) the services of sufficient executive and clerical personnel for Registrant as are necessary to prepare registration statements, partner reports, and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to Registrant the services of a Chief Executive Officer and other executive and clerical personnel, as needed.


            Under the Agreement, Registrant bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The costs of such accounting services include the salaries and overhead expenses of the Registrant's Principal Financial and Accounting Officer and the personnel operating under his direction. For the fiscal years ended December 31, 1994, 1995 and 1996, the Registrant paid $48,431, $52,584 and $50,358, respectively, for such services. A portion of these amounts were paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to Registrant. The services provided by the Adviser are at cost which is allocated among the investment companies advised or sub-advised by the Adviser. Registrant also pays transfer agency fees, custodian fees, legal and auditing fees, the costs of reports to partners and all other ordinary expenses not specifically assumed by the Adviser.



        (c)  INAPPLICABLE.



        (d)  INAPPLICABLE.



        (e)  INAPPLICABLE.



        (f)  INAPPLICABLE.



        (g)  INAPPLICABLE.

        (h) The custodian of all the assets of Registrant is State Street Bank and Trust Company located at 225 Franklin Street, Boston, Massachusetts 02110.


            KPMG Peat Marwick LLP, NationsBank Center, 700 Louisiana, Houston, Texas 77002, are the independent auditors for Registrant.



        (i) During the fiscal years ended October 31, 1994, 1995 and 1996, ACCESS, shareholder service agent for the Registrant, received fees aggregating $18,000, $15,514 and $15,000, respectively. These services are provided at cost plus a profit.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES


        (a) The Adviser is responsible for decisions to buy and sell securities for the Registrant and for the placement of its portfolio business and the negotiation of the commissions paid on such transactions. It is the policy of the Adviser to seek the best security price available with respect to each transaction. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Registrant may pay higher brokerage commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the Adviser seeks the best security price at the most favorable commission rate. The Registrant paid no brokerage commissions during the fiscal years ended December 31, 1994, 1995 and 1996, respectively.



        (b)  INAPPLICABLE.


        (c) In selecting dealers and in negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms which also provide research services to Registrant or the Adviser.

            Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services, a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody).

            Pursuant to provisions of the Agreement, the Registrant's Managing General Partners have authorized the Adviser to cause the Registrant to incur brokerage commissions in an amount higher than the lowest available rate in return for research services provided to the Adviser. The Adviser is of the opinion that the continued receipt of supplemental investment research services from dealers is essential to its provision of high quality portfolio management services to Registrant. The Adviser undertakes that such higher commissions will not be paid by Registrant unless (a) the Adviser determines in good faith that the amount is reasonable in relation to the services in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion, (b) such payment is made in compliance with the provisions of Section 28(e) and other applicable state and federal laws, and (c) in the opinion of the Adviser, the total commissions paid by Registrant are reasonable in relation to the expected benefits to Registrant over the long term. The investment advisory fee paid by Registrant under the investment advisory agreement is not reduced as a result of the Adviser's receipt of research services.

            The Adviser places portfolio transactions for other advisory accounts including other investment companies. Research services furnished by firms through which Registrant effects its securities transactions may be used by the Adviser in servicing all of its accounts; not all of such services may be used by the Adviser in connection with Registrant. In the opinion of the Adviser, the benefits from research services to each of the accounts (including Registrant) managed by the Adviser cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the Adviser, such costs to Registrant will not be disproportionate to the benefits received by Registrant on a continuing basis.

            The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by Registrant and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to Registrant. In making such allocations among Registrant and other advisory accounts, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.


        (d) During the fiscal year ended December 31, 1996, the Registrant paid no brokerage commissions.



        (e)  INAPPLICABLE.


ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES


        See Item 6.


ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED


        (a)  INAPPLICABLE.



        (b) No shares are being offered to the public. The redemption price per share is equivalent to the net asset value per share as more fully described in Item 8.



        (c)  INAPPLICABLE.


ITEM 20.  TAX STATUS


        See Item 6(g).


ITEM 21.  UNDERWRITERS


        INAPPLICABLE.


ITEM 22.  CALCULATION OF PERFORMANCE DATA


        INAPPLICABLE.

ITEM 23.  FINANCIAL STATEMENTS


                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE PARTNERS OF VAN KAMPEN AMERICAN CAPITAL EXCHANGE FUND
(A CALIFORNIA LIMITED PARTNERSHIP)

     We have audited the accompanying statement of assets and liabilities including the portfolio of investments of Van Kampen American Capital Exchange Fund (a California Limited Partnership), as of December 31, 1996, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen American Capital Exchange Fund as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

Houston, Texas
January 17, 1997

                            PORTFOLIO OF INVESTMENTS

                               December 31, 1996

--------------------------------------------------------------------------------

  Number
 of Shares Description                                              Market Value
--------------------------------------------------------------------------------
           COMMON STOCK 98.7%
           CONSUMER DISTRIBUTION 7.3%
 86,993    Alco Standard Corp. ..................................   $ 4,491,014
                                                                    -----------
           CONSUMER DURABLES 0.7%
 13,677    Dana Corp. ...........................................       446,212
                                                                    -----------
           CONSUMER NON-DURABLES 5.5%
 49,712    International Flavours & Fragrances, Inc. ............     2,237,040
 49,394    McCormick & Co., Inc. ................................     1,163,846
                                                                    -----------
                                                                      3,400,886
                                                                    -----------
           CONSUMER SERVICES 0.4%
 13,367    Luby's Cafeterias, Inc. ..............................       265,669
                                                                    -----------
           ENERGY 13.8%
 21,200    Amerada Hess Corp. ...................................     1,226,950
 12,800    Amoco Corp. ..........................................     1,030,400
 11,406    Apache Corp. .........................................       403,487
 25,634    Baker Hughes, Inc. ...................................       884,373
 30,320    Dresser Industries, Inc. .............................       939,920
 10,900    Kerr McGee Corp. .....................................       784,800
 20,131    Mobil Corp. ..........................................     2,461,015
  8,040    Schlumberger, Ltd. ...................................       802,995
                                                                    -----------
                                                                      8,533,940
                                                                    -----------
           FINANCE 2.8%
  9,882    American International Group, Inc. ...................     1,069,727
  7,124    Household International, Inc. ........................       657,189
                                                                    -----------
                                                                      1,726,916
                                                                    -----------
           HEALTH CARE 21.2%
  1,000    Allegiance Corp. .....................................        27,625
 28,000    American Home Products Corp. .........................     1,641,500
  5,000    Baxter International, Inc. ...........................       205,000
 54,432    Johnson & Johnson.....................................     2,707,992
 25,188    Merck & Co., Inc. ....................................     1,996,149
 51,304    Schering Plough Corp. ................................     3,321,934
 42,430    Warner Lambert Co. ...................................     3,182,250
                                                                    -----------
                                                                     13,082,450
                                                                    -----------
           PRODUCER MANUFACTURING 2.0%
  6,264    Allied Signal, Inc. ..................................       419,688
 12,831    Fluor Corp. ..........................................       805,145
                                                                    -----------
                                                                      1,224,833
                                                                    -----------
           RAW MATERIALS/PROCESSING INDUSTRIES 15.9%
 54,545    Air Products & Chemicals, Inc. .......................     3,770,423
 10,774    Alcan Aluminum, Ltd. .................................       362,276

                                              See Notes to Financial Statements

                               December 31, 1996

--------------------------------------------------------------------------------
  Number
 of Shares Description                                              Market Value
--------------------------------------------------------------------------------
           RAW MATERIALS/PROCESSING INDUSTRIES (CONTINUED)
  18,688   Georgia Pacific Corp. ................................   $ 1,345,536
  43,400   Loctite Corp. ........................................     2,641,975
  25,970   Louisiana Pacific Corp. ..............................       548,616
  37,620   Lubrizol Corp. .......................................     1,166,220
                                                                    -----------
                                                                      9,835,046
                                                                    -----------
           TECHNOLOGY 29.1%
  20,000   General Signal Corp. .................................       855,000
 126,464   Intel Corp. ..........................................    16,558,880
   3,754   International Business Machines Corp. ................       566,854
                                                                    -----------
                                                                     17,980,734
                                                                    -----------
           TOTAL LONG-TERM INVESTMENTS 98.7%
            (Cost $7,652,393) (a)................................    60,987,700
           SHORT-TERM INVESTMENTS AT AMORTIZED COST 1.3%.........       774,699
           OTHER ASSETS IN EXCESS OF LIABILITIES 0.0%............         4,435
                                                                    -----------
           NET ASSETS 100.0%.....................................   $61,766,834
                                                                    -----------

(a) At December 31, 1996, for federal income tax purposes cost is $3,077,184 the aggregate gross unrealized appreciation is $57,910,516 and the aggregate gross unrealized depreciation is $-0-, resulting in net unrealized appreciation of $57,910,516.


                                               See Notes to Financial Statements

                      STATEMENT OF ASSETS AND LIABILITIES

                               December 31, 1996

--------------------------------------------------------------------------------
ASSETS:
Long-Term Investments, at Market Value (Cost $7,652,393) (Note 1).  $60,987,700
Short-Term Investments (Note 1)...................................      774,699
Cash..............................................................        4,445
Dividends Receivable..............................................       84,265
Other.............................................................          679
                                                                    -----------
 Total Assets.....................................................   61,851,788
                                                                    -----------
LIABILITIES:
Payables:
 Investment Advisory Fee (Note 2).................................       25,881
 Affiliates (Note 2)..............................................        4,196
 Fund Shares Repurchased..........................................        4,100
 Income Distributions.............................................        1,358
Accrued Expenses..................................................       27,825
Retirement Plan (Note 2)..........................................       21,594
                                                                    -----------
 Total Liabilities................................................       84,954
                                                                    -----------
NET ASSETS........................................................  $61,766,834
                                                                    -----------
NET ASSETS WERE COMPRISED OF:
296,771 units of limited partnership interest.....................  $60,941,549
3,524 units of non-managing general partnership interest..........      723,722
495 units of managing general partnership interest................      101,563
                                                                    -----------
NET ASSETS........................................................  $61,766,834
                                                                    -----------
NET ASSET VALUE PER UNIT ($61,766,834 divided by 300,790 units of
 partnership interest outstanding)................................  $    205.35
                                                                    -----------

                                               See Notes to Financial Statements

                            STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1996

--------------------------------------------------------------------------------
INVESTMENT INCOME:
Dividends...........................................................  $   910,080
Interest............................................................       38,820
                                                                      -----------
 Total Income.......................................................      948,900
                                                                      -----------
EXPENSES:
Investment Advisory Fee (Note 2)....................................      264,323
Managing General Partners' Fees and Expenses (Note 2)...............       66,597
Accounting Services.................................................       50,358
Legal...............................................................       21,343
Shareholder Services (Note 2).......................................       15,921
Custody.............................................................       11,937
Other ..............................................................       61,047
                                                                      -----------
 Total Expenses.....................................................      491,526
                                                                      -----------
NET INVESTMENT INCOME...............................................  $   457,374
                                                                      -----------
REALIZED AND UNREALIZED GAIN/LOSS ON INVESTMENTS:
Net Realized Gain on Investments....................................  $ 1,864,174
                                                                      -----------
Unrealized Appreciation/Depreciation on Investments:
 Beginning of the Period............................................   38,908,254
 End of the Period..................................................   53,335,307
                                                                      -----------
Net Unrealized Appreciation on Investments During the Period........   14,427,053
                                                                      -----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS.....................  $16,291,227
                                                                      -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS..........................  $16,748,601
                                                                      -----------

                                               See Notes to Financial Statements

                       STATEMENT OF CHANGES IN NET ASSETS

                 For the Years Ended December 31, 1996 and 1995

--------------------------------------------------------------------------------
                                                  Year Ended         Year Ended
                                           December 31, 1996  December 31, 1995
--------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net Investment Income....................        $   457,374        $   516,078
Net Realized Gain on Investments.........          1,864,174            993,874
Net Unrealized Appreciation on
 Investments During the Period...........         14,427,053         10,576,351
                                                 -----------        -----------
Change in Net Assets from Operations.....         16,748,601         12,086,303
Distributions from Net Investment Income.           (393,524)          (408,602)
                                                 -----------        -----------
NET CHANGE IN NET ASSETS FROM INVESTMENT
 ACTIVITIES..............................         16,355,077         11,677,701
                                                 -----------        -----------
FROM PARTNERSHIP UNIT TRANSACTIONS (NOTE
3):
Proceeds from Units Issued Through
Dividend Reinvestment....................             52,164             51,670
Cost of Units Repurchased................         (2,395,079)        (1,713,769)
                                                 -----------        -----------
NET CHANGE IN NET ASSETS FROM PARTNERSHIP
 UNIT TRANSACTIONS.......................         (2,342,915)        (1,662,099)
                                                 -----------        -----------
TOTAL INCREASE IN NET ASSETS.............         14,012,162         10,015,602
NET ASSETS:
Beginning of the Period..................         47,754,672         37,739,070
                                                 -----------        -----------
End of the Period (Including accumulated
 undistributed net investment income of
 $2,433,418 and $2,369,568,
 respectively)...........................        $61,766,834        $47,754,672
                                                 -----------        -----------
CHANGE IN PARTNERSHIP UNITS OUTSTANDING:
Units Issued Through Dividend
 Reinvestment............................                313                377
Units Repurchased........................            (13,938)           (13,104)
                                                 -----------        -----------
 Decrease in Partnership Units
  Outstanding............................            (13,625)           (12,727)
                                                 -----------        -----------

                                               See Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS

      The following schedule presents financial highlights for one unit of partnership interest outstanding throughout the periods indicated.

--------------------------------------------------------------------------------
                                               Year Ended December 31 (a)
                                        ----------------------------------------
                                            1996    1995    1994    1993    1992
--------------------------------------------------------------------------------
Net Asset Value, Beginning of the
Period................................   $151.88 $115.36 $111.32 $104.40 $101.56
                                        -------- ------- ------- ------- -------
 Net Investment Income................     1.488    1.62    1.62    1.49    1.60
 Net Realized and Unrealized Gain on
  Securities..........................    53.261   36.18    3.70    6.71    2.83
                                        -------- ------- ------- ------- -------
Total from Investment Operations......    54.749   37.80    5.32    8.20    4.43
Less Distributions from Net Investment
Income................................     1.280    1.28    1.28    1.28    1.59
                                        -------- ------- ------- ------- -------
Net Asset Value, End of the Period....  $205.349 $151.88 $115.36 $111.32 $104.40
                                        -------- ------- ------- ------- -------
Total Return..........................    36.21%  32.89%   4.82%   7.91%   4.42%
Net Assets at End of the Period (In
millions).............................     $61.8   $47.8   $37.7   $38.5   $38.7
Ratio of Expenses to Average Net
Assets................................      .93%    .88%    .89%    .93%    .87%
Ratio of Net Investment Income to
 Average Net Assets...................      .87%   1.16%   1.45%   1.38%   1.59%
Portfolio Turnover....................        0%      0%      0%      0%      0%

(a) Based on average units outstanding.

During the year ended December 31, 1996, the Fund incurred no brokerage commissions on equity share trades. This disclosure was not required in fiscal years prior to 1996.

                                               See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1996

-------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

  Van Kampen American Capital Exchange Fund (the "Fund"), a California limited partnership is a partnership registered under the Investment Company Act of 1940, as amended, as a diversified open-end investment management company. The Fund seeks capital appreciation in a portfolio of common stock. The Fund commenced investment operations on December 16, 1976.
  The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The prep-aration of financial statements in conformity with generally accepted account-ing principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION-Investments in securities listed on a securities ex-change are valued at their sale price as of the close of such securities ex-change. Fixed income investments are stated at value using market quotations. Unlisted securities and listed securities for which the last sales price is not available are valued at the mean between the last reported bid and ask price. For those securities where quotations or prices are not available, valuations are determined in accordance with procedures established in good faith by the Board of Trustees. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost.

B. SECURITY TRANSACTIONS-Security transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.
  The Fund may invest in repurchase agreements which are short-term invest-ments whereby the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specified price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen American Capital Asset Management, Inc. (the "Adviser") or its affiliates, the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are fully collateralized by the underlying debt security. The Fund will make payment for such securities only upon physi-cal delivery or evidence of book entry transfer to the account of the custo-dian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.

                               December 31, 1996

-------------------------------------------------------------------------------

C. INVESTMENT INCOME-Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis. Original issue discount is amortized over the life of each applicable security. Premiums on debt securi-ties are not amortized. Market discounts are recognized at the time of sale as realized gains for book purposes and ordinary income for tax purposes.

D. FEDERAL INCOME TAXES-The Fund has met the qualifications to be classified as a partnership for federal income tax purposes and intends to maintain this qualification in the future. A partnership is not subject to federal income tax.

E. DISTRIBUTION OF INCOME AND GAINS-Quarterly distributions to partners are recorded on the record date. Net investment income is allocated daily to each partner, relative to the total number of units held. Capital gains or losses will be allocated equally among units outstanding on the day recognized.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES
   Under the terms of the Fund's Investment Advisory Agreement, Van Kampen American Capital Asset Management, Inc., the Adviser, will provide facilities and investment advice to the Fund for an annual fee payable monthly of .50% based on the average daily net assets of the Fund.
   For the year ended December 31, 1996, the Fund recognized expenses of approximately $50,400 representing Van Kampen American Capital, Inc.'s or its affiliates' (collectively "VKAC") cost of providing accounting services to the Fund. These services are provided by VKAC at cost.
   ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent for the Fund. For the year ended De-cember 31, 1996, the Fund recognized expenses of approximately $15,000, repre-senting ACCESS' cost of providing transfer agency and shareholder services plus a profit.
   Managing general partners (the "Partners") of the Fund who are not affili- ated with the Adviser are compensated by the Fund at the annual rate of $5,000 plus a fee of $750 per Board meeting attended.
   The Partners of the Fund instituted a Retirement Plan effective April
1, 1996. The Plan is not funded, and obligations under the Plan will be paid solely out of the Fund's general accounts. The Fund will not reserve or set aside funds for the payment of its obligations under the Plan by any form of trust or escrow. For the current Partners not affiliated with the Adviser, the annual retirement benefit payable per year for a ten year period is based upon the highest total annual compensation received in any of the three calendar years preceding retirement.

                               December 31, 1996

-------------------------------------------------------------------------------
Partners with more than five but less than ten years service at retirement will receive a prorated reduced benefit. Under the Plan, for the Partners retiring with the effectiveness of the Plan, the annual retirement benefit payable per year for a ten year period is equal to 75% of the total compensation received from the Fund during the 1995 calendar year.
  At December 31, 1996, the Adviser and Van Kampen American Capital Exchange Corp., as non-managing general partners of the Fund, owned 354 and 3,175 units of partnership interest, respectively.

3. INVESTMENT TRANSACTIONS
During the period, the cost of purchases and proceeds from sales of invest-ments, excluding short-term investments, were $-0- and $2,304,182, respective-ly.

                                     PART C


                               OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements


         Included in the Statement of Additional Information:



           Report of Independent Accountants



           Financial Statements



           Notes to Financial Statements


     (b) Exhibits


                   (1)(a)     Restated and Amended Certificate and Agreement of Limited
                              Partnership(1)
                      (b)     Amendment to Certificate of Limited Partnership, on Form
                              LP-1(5)
                      (c)     Amendment to Certificate of Limited Partnership, on Form
                              LP-2(6)
                   (2)        Bylaws(2)
                   (3)        Inapplicable
                   (4)        Copy of Specimen Certificate(3)
                   (5)        Investment Advisory Agreement+
                   (6)        Inapplicable
                   (7)        Inapplicable
                   (8)        Amendment to Custodian Agreement(4)
                   (9)        Inapplicable
                   (10)       Inapplicable
                   (11)       Consent of Independent Auditors+
                   (12)       Inapplicable
                   (13)       Inapplicable
                   (14)       Inapplicable
                   (15)       Inapplicable
                   (27)       Financial Data Schedule+


---------------

(1) Incorporated herein by reference to Amendment No. 2 to Registrant's Registration Statement on Form S-5, File Number 2-55128.



(2) Incorporated herein by reference to Amendment No. 1 to Registrant's Registration Statement on Form N-1, File Number 2-55128.



(3) Incorporated herein by reference to Amendment No. 5 to Registrant's Registration Statement on Form N-1, File Number 811-2611.



(4) Incorporated herein by reference to Post-Effective Amendment No. 10 to Registrant's Registration Statement on Form N-1A, File Number 2-55128, filed April 27, 1989.



(5) Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.



(6) Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.



 +  Filed Herewith.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES


                              AS OF APRIL 4, 1997:



      NUMBER OF RECORD
       TITLE OF CLASS          HOLDERS
-----------------------------  -------
Units of Partnership Interest    125


ITEM 27.  INDEMNIFICATION

     Article XIII, Section 13.4 of Registrant's Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

     "The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise."


ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER


     See "Management of the Fund" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.


ITEM 29. PRINCIPAL UNDERWRITERS



     Not applicable.



ITEM 30. LOCATION OF ACCOUNTS AND RECORDS


     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at 2800 Post Oak Blvd., Houston, Texas 77056, ACCESS Investor Services, Inc., 7501 Tiffany Springs Parkway,

Kansas City, Missouri 64153, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, MA; (ii) by the Adviser, will be maintained at its offices, located at 2800 Post Oak Blvd., Houston, Texas 77056; and (iii) by the Distributor, the principal underwriter, will be maintained at its offices located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

ITEM 31.  MANAGEMENT SERVICES


     Not applicable.


ITEM 32.  UNDERTAKINGS

     Registrant hereby undertakes, if requested to do so by the holders of at least 10% of the Registrant's outstanding shares, to call a meeting of shareholders for the purpose of voting upon the question of removal of a Managing General Partner or Managing General Partners and to assist in communications with other shareholders as required by Section 16(c) of the Investment Company Act of 1940.

     Registrant hereby undertakes to furnish to each person to whom a prospectus is delivered a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                                   SIGNATURE



     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen American Capital Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Oakbrook Terrace, and the State of Illinois, on the 22nd day of April, 1997.

                                    VAN KAMPEN AMERICAN CAPITAL EXCHANGE FUND


                                    By        /s/  RONALD A. NYBERG


                                      ------------------------------------------

                                                  Ronald A. Nyberg,


                                             Principal Legal Officer and


                                                      Secretary

                   VAN KAMPEN AMERICAN CAPITAL EXCHANGE FUND


                INDEX TO EXHIBITS TO AMENDMENT NO. 18, FORM N-1A


    AS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1997



EXHIBIT                                          DESCRIPTION OF
  NO.                                                EXHIBIT
-------                                          --------------
 (5)                                     Investment Advisory Agreement
(11)                                     Consent of Independent Auditors
(27)                                     Financial Data Schedule